                                                                     Exhibit 4.2

                                                                  EXECUTION COPY


                  STONE CONTAINER FINANCE COMPANY OF CANADA II,
                                    as Issuer

                          STONE CONTAINER CORPORATION,
                                  as Guarantor

                                       and

                           BNY MIDWEST TRUST COMPANY,
                                   as Trustee


                                    Indenture

                            Dated as of July 20, 2004


                            7 3/8% Senior Notes due 2014

                              CROSS-REFERENCE TABLE

TIA Sections        Indenture Sections
--------------------------------------
Section 310(a)(1)          7.10
           (a)(2)          7.10
           (b)             7.03; 7.08
Section 311(a)             7.03
           (b)             7.03
Section 312(a)             2.04
           (b)             11.02
           (c)             11.02
Section 313(a)             7.06
           (b)(2)          7.07
           (c)             7.05; 7.06; 11.02
           (d)             7.06
Section 314(a)             7.05; 11.02
           (a)(4)          4.17; 11.02
           (c)(1)          11.03
           (c)(2)          11.03
           (e)             4.17; 11.04
Section 315(a)             7.02
           (b)             7.05; 11.02
           (c)             7.02
           (d)             7.02
           (e)             6.11
Section 316(a)(1)(A)       6.05
           (a)(1)(B)       6.04
           (b)             6.07
           (c)             9.03
Section 317(a)(1)          6.08
           (a)(2)          6.09
           (b)             2.05
Section 318(a)             11.01
           (c)             11.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions..................................................................................1
SECTION 1.02. Incorporation by Reference of Trust Indenture Act...........................................27
SECTION 1.03. Rules of Construction.......................................................................27

                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01. Form and Dating.............................................................................27
SECTION 2.02. Restrictive Legends.........................................................................29
SECTION 2.03. Execution, Authentication and Denominations.................................................31
SECTION 2.04. Registrar and Paying Agent..................................................................33
SECTION 2.05. Paying Agent to Hold Money in Trust.........................................................34
SECTION 2.06. Transfer and Exchange.......................................................................34
SECTION 2.07. Book-Entry Provisions for Global Notes......................................................35
SECTION 2.08. Special Transfer Provisions.................................................................36
SECTION 2.09. Replacement Notes...........................................................................39
SECTION 2.10. Outstanding Notes...........................................................................39
SECTION 2.11. Temporary Notes.............................................................................40
SECTION 2.12. Cancellation................................................................................40
SECTION 2.13. CUSIP Numbers...............................................................................40
SECTION 2.14. Defaulted Interest..........................................................................40

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01. Applicability...............................................................................41
SECTION 3.02. Notices to Trustee..........................................................................41
SECTION 3.03. Selection of Notes to Be Redeemed...........................................................41
SECTION 3.04. Notice of Redemption........................................................................41
SECTION 3.05. Effect of Notice of Redemption..............................................................42
SECTION 3.06. Deposit of Redemption Price.................................................................42
SECTION 3.07. Payment of Notes Called for Redemption......................................................42
SECTION 3.08. Notes Redeemed in Part......................................................................43

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01. Payment of Notes............................................................................43
SECTION 4.02. Maintenance of Office or Agency.............................................................43
SECTION 4.03. Limitation on Indebtedness..................................................................44
SECTION 4.04. Limitation on Restricted Payments...........................................................47
SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.....50

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
SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.............52
SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries............................52
SECTION 4.08. Limitation on Transactions with Stockholders and Affiliates.................................53
SECTION 4.09. Limitation on Liens.........................................................................55
SECTION 4.10. Limitation on Sale-Leaseback Transactions...................................................56
SECTION 4.11. Limitation on Asset Sales...................................................................56
SECTION 4.12. Repurchase of Notes upon a Change of Control................................................58
SECTION 4.13. Existence...................................................................................58
SECTION 4.14. Payment of Taxes and Other Claims...........................................................58
SECTION 4.15. Maintenance of Properties and Insurance.....................................................59
SECTION 4.16. Notice of Defaults..........................................................................59
SECTION 4.17. Compliance Certificates.....................................................................59
SECTION 4.18. Commission Reports and Reports to Holders...................................................60
SECTION 4.19. Waiver of Stay, Extension or Usury Laws.....................................................60
SECTION 4.20. Limitation on Activities of Issuer..........................................................61
SECTION 4.21. Payment of Additional Amounts...............................................................61

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.................................................................62
SECTION 5.02. Successor Substituted.......................................................................63

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default...........................................................................64
SECTION 6.02. Acceleration................................................................................65
SECTION 6.03. Other Remedies..............................................................................66
SECTION 6.04. Waiver of Past Defaults.....................................................................66
SECTION 6.05. Control by Majority.........................................................................66
SECTION 6.06. Limitation on Suits.........................................................................67
SECTION 6.07. Rights of Holders to Receive Payment........................................................67
SECTION 6.08. Collection Suit by Trustee..................................................................67
SECTION 6.09. Trustee May File Proofs of Claim............................................................68
SECTION 6.10. Priorities..................................................................................68
SECTION 6.11. Undertaking for Costs.......................................................................68
SECTION 6.12. Restoration of Rights and Remedies..........................................................68
SECTION 6.13. Rights and Remedies Cumulative..............................................................69
SECTION 6.14. Delay or Omission Not Waiver................................................................69

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01. General.....................................................................................69
SECTION 7.02. Certain Rights of Trustee...................................................................69

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
SECTION 7.03. Individual Rights of Trustee................................................................71
SECTION 7.04. Trustee's Disclaimer........................................................................71
SECTION 7.05. Notice of Default...........................................................................71
SECTION 7.06. Reports by Trustee to Holders...............................................................71
SECTION 7.07. Compensation and Indemnity..................................................................71
SECTION 7.08. Replacement of Trustee......................................................................72
SECTION 7.09. Successor Trustee by Merger, Etc............................................................73
SECTION 7.10. Eligibility.................................................................................73
SECTION 7.11. Money Held in Trust.........................................................................74

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Issuer's Obligations.........................................................74
SECTION 8.02. Defeasance and Discharge of Indenture.......................................................75
SECTION 8.03. Defeasance of Certain Obligations...........................................................77
SECTION 8.04. Application of Trust Money..................................................................78
SECTION 8.05. Repayment to Issuer.........................................................................78
SECTION 8.06. Reinstatement...............................................................................79

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders..................................................................79
SECTION 9.02. With Consent of Holders.....................................................................80
SECTION 9.03. Revocation and Effect of Consent............................................................81
SECTION 9.04. Notation on or Exchange of Notes............................................................81
SECTION 9.05. Trustee to Sign Amendments, Etc.............................................................82
SECTION 9.06. Conformity with Trust Indenture Act.........................................................82

                                   ARTICLE TEN
                                    GUARANTEE

SECTION 10.01. Parent Guarantee...........................................................................82
SECTION 10.02. Limitation on Company Liability............................................................83
SECTION 10.03. Notice to Trustee..........................................................................83
SECTION 10.04. This Article Not to Prevent Events of Default..............................................83
SECTION 10.05. Trustee's Compensation Not Prejudiced......................................................83
SECTION 10.06. Payments May Be Paid Prior to Dissolution..................................................83
SECTION 10.07. Release of Company.........................................................................84

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

SECTION 11.01. Trust Indenture Act of 1939................................................................84
SECTION 11.02. Notices....................................................................................84
SECTION 11.03. Certificate and Opinion as to Conditions Precedent.........................................85
SECTION 11.04. Statements Required in Certificate or Opinion..............................................85

SECTION 11.05. Rules by Trustee, Paying Agent or Registrar................................................86
SECTION 11.06. Payment Date Other Than a Business Day.....................................................86
SECTION 11.07. Governing Law..............................................................................86
SECTION 11.08. No Adverse Interpretation of Other Agreements..............................................86
SECTION 11.09. No Recourse Against Others.................................................................86
SECTION 11.10. Successors.................................................................................87
SECTION 11.11. Counterparts...............................................................................87
SECTION 11.12. Separability...............................................................................87
SECTION 11.13. Table of Contents, Headings, Etc...........................................................87

          INDENTURE, dated as of July 20, 2004, among STONE CONTAINER FINANCE COMPANY OF CANADA II, an unlimited company organized under the Company Act of Nova Scotia, Canada (the "ISSUER"), STONE CONTAINER CORPORATION, a Delaware corporation (the "COMPANY"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (the "TRUSTEE").

                                    RECITALS

          The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured notes (herein called the "NOTES") to be issued in one or more series as in this Indenture provided. The Company has duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Issuer's obligations hereunder. All things necessary to make this Indenture a valid agreement of the Issuer and the Company, in accordance with its terms, have been done.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of a series thereof, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. DEFINITIONS.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or is assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary of the Company and in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation (other than Indebtedness Incurred as consideration in, or to provide all or any of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary of the Company); PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

          "ADDITIONAL AMOUNTS" has the meaning provided in SECTION 4.21.

          "ADDITIONAL INTEREST" means interest payable by the Issuer to the Holders of Notes pursuant to Section 2(d) of the Registration Rights Agreement.

          "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

          (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

          (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

          (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
     SECTION 4.04, any amount paid or accrued as dividends on preferred stock of the Company or its Parent owned by Persons other than the Company and any of its Restricted Subsidiaries;

          (vi) all extraordinary gains and extraordinary losses (on an after-tax basis);

          (vii)   the cumulative effect of a change in accounting principles;
     and

          (viii) any non-cash compensation charges, including any such charges arising from stock options.

          "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP.

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms

"controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGENT" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

          "AGENT MEMBERS" has the meaning provided in SECTION 2.07(a).

          "ASSET ACQUISITION" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of SSCC and its Restricted Subsidiaries on the date of such investment, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

          "ASSET DISPOSITION" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

          "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by SECTION 5.01; PROVIDED that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables (and related assets of the type specified in the definition of "Qualified Securitization Transaction") and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under SECTION 4.04, the making of a Permitted Investment or the liquidation of cash equivalents, (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company or the Issuer as permitted under and in accordance with the provisions of SECTION 5.01, (d) any sale or other disposition of obsolete or worn out assets or assets no longer used or useful in the business of the Company or any of its Restricted Subsidiaries, (e) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause
(i)(B) of the third paragraph of SECTION 4.11 and (f) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million.

          "ATTRIBUTABLE INDEBTEDNESS" means, when used in connection with a sale-leaseback transaction referred to in SECTION 4.10, at any date of determination, the product of (i) the net proceeds from such sale-leaseback transaction and (ii) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale-leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease (without regard to any options to renew or extend such term) measured from the first day of such term.

          "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

          "BOARD OF DIRECTORS" means the Board of Directors of the Issuer or the Company, as the case may be, or any committee of such Board of Directors duly authorized to act under this Indenture.

          "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Company, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          "BOX PLANT FINANCING" means the Company's 8.45% mortgage notes due September 1, 2007 secured by the real property and improvements comprising certain of the Company's corrugated container plants.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

          "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

          "CAPITALIZED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under a Capitalized Lease.

          "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than SSCC becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis, including, without limitation, by way of an acquisition of all or substantially all of the assets of the Company; or (ii) individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors of the Company then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office; PROVIDED, HOWEVER, that the consummation of the JSC Transaction shall not constitute a "Change of Control".

          "CLOSING DATE" means the date on which the initial Notes are originally issued under this Indenture.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "COMMITTEE OF THE BOARD" means a committee of the Board of Directors of SSCC consisting of independent directors of SSCC for the purpose of reviewing and approving certain transactions involving affiliates and other related parties.

          "COMMODITY AGREEMENTS" means, in respect of a Person, any futures or forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

          "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

          "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

          "COMPANY ORDER" means a written request or order signed in the name of the Company by two Officers.

          "CONSOLIDATED EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation and depletion expense, (iv) amortization expense, (v) restructuring charges, (vi) non-recurring fees and expenses incurred in connection with the consummation of any acquisition in an aggregate amount not to exceed 5% of the total consideration for such acquisition; and
(vii) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income other than accrual of revenue in the ordinary course of business, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements (provided that if Interest Rate Agreements result in net benefits rather than costs, such benefits shall be credited in determining Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Adjusted Consolidated Net Income); and in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "CONSOLIDATED NET WORTH" means, with respect to an Obligor at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Obligor and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Obligor or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, Floor 8 West, New York, New York, 10286;
Attention: Corporate Trust Administration.

          "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of July 25, 2002, by and among the Company, Smurfit-Stone Container Canada Inc., the financial institutions from time to time party thereto, JPMorgan Chase Bank, as an Agent, Deutsche Bank Trust Company Americas, as an Agent and as Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, Guarantees and security documents), as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing (in whole or in part) or otherwise restructuring (including, but not limited to, by the inclusion of additional borrowers or guarantors thereof or by the addition of collateral or other credit enhancement to support the obligations thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "DEPOSITARY" means The Depository Trust Company, its nominees, and their respective successors.

          "DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer or the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of the valuation, conducted pursuant to clause (c) of the second paragraph of Section 4.11, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $50 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.

          "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of any outstanding Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of any outstanding Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of any outstanding Notes; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of any outstanding Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in SECTION 4.11 and SECTION 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to SECTION 4.11 and SECTION 4.12.

          "EVENT OF DEFAULT" has the meaning provided in SECTION 6.01.

          "EXCESS PROCEEDS" has the meaning provided in SECTION 4.11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" means, with respect to a series of Notes, any securities of the Company containing terms identical to the Notes of such series (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes (without novation) pursuant to the Registration Rights Agreement or any other registration rights agreement and this Indenture. The Exchange Notes, when issued, shall evidence the same continuing indebtedness of the Issuer under the Notes.

          "EXISTING BORROWER" means any borrower under the Credit Agreement or the JSC Credit Agreement on the Closing Date.

          "EXISTING GUARANTOR" means any guarantor under the Credit Agreement or the JSC Credit Agreement on the Closing Date.

          "FIRST MORTGAGE NOTES" means the Company's 10.75% First Mortgage Notes that were due and paid in full in 2002 and issued pursuant to the Indenture that was dated as of October 12, 1994, between the Company and Norwest Bank, Minnesota, National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time.

          "FOREIGN SUBSIDIARY" means any Subsidiary of the Company organized outside of the United States.

          "GAAP" means generally accepted accounting principles as determined by the Public Company Accounting Oversight Board, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect from to time. All ratios and computations (other than EBITDA or pro forma computations) contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of any of the Notes, (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 and (iii) the treatment of Capital Stock pursuant to Statement of Financial Accounting Standards No. 150.

          "GLOBAL NOTES" has the meaning provided in SECTION 2.01.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "GUARANTEED INDEBTEDNESS" has the meaning provided in SECTION 4.07.

          "GUARANTOR" means each direct or indirect Subsidiary of the Company (other than the Issuer) that has executed and delivered a Subsidiary Guarantee.

          "HOLDER" or "NOTEHOLDER" means the registered holder of any Note.

          "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; PROVIDED that
(i) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, (ii) any amendment, restatement, supplement, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, restatement, supplement, modification or waiver increases the outstanding principal amount thereof (or, with respect to revolving lines of credit, revolving receivables purchases or other similar arrangements, increases the amount of commitments therefor), and (iii) the amount of Indebtedness Incurred with respect to revolving lines of credit, revolving receivables purchases and other similar arrangements shall be the amount of commitments therefor measured on the date of the granting of such commitments by the lender.

          "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication):

          (i)     all indebtedness of such Person for borrowed money;

          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than, in the case of the Company and its Restricted Subsidiaries, any non-negotiable notes of the Company or its Restricted Subsidiaries issued to its insurance carriers in lieu of maintenance of policy reserves in connection with workers' compensation and liability insurance programs of the Company or its Restricted Subsidiaries);

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (v)     all Capitalized Lease Obligations;

          (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

          (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

          (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability, upon the occurrence of the contingency giving rise to the obligation, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness", (C) that Indebtedness shall not include any liability for federal, state, local or other taxes and (D) the amount of Indebtedness under any revolving line of credit, revolving receivables purchases or other similar arrangements shall be the amount of commitments therefor measured as of the date of incurrence of such commitments. Notwithstanding the foregoing, "Indebtedness" shall not include unsecured indebtedness of the Company and its Restricted Subsidiaries incurred to finance insurance premiums of the Company and its Restricted Subsidiaries, to the extent customary in the Company's industry.

          "INDENTURE" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the terms of particular series of Notes established as contemplated by SECTION 2.03; PROVIDED, HOWEVER, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Notes for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Notes for which such Person is Trustee established as contemplated by SECTION 2.03, exclusive, however, of any provisions or terms which relate solely to other series of Notes for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

          "INTEREST COVERAGE RATIO" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "FOUR QUARTER PERIOD") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) PRO FORMA effect shall be given to any Indebtedness Incurred or repaid (including any Indebtedness irrevocably called for redemption) during the period (the "REFERENCE PERIOD") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a PRO FORMA basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition and to those cost savings that senior management of the Company reasonably expects to realize within 12 months of the consummation of any acquisition or disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

and (D) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; PROVIDED that to the extent that clause (C) or (D) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

          "INTEREST PAYMENT DATE", when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

          "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the retention of the Capital Stock or any other Investment by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of SECTION 4.06. For purposes of the definition of "Unrestricted Subsidiary" and SECTION 4.04,

          (1) "INVESTMENT" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

                  (A) the Company's "Investment" in such Subsidiary at the time of such designation less

                  (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the senior management of the Company; and

          (3) the amount of any Investment shall be the original cost as of the date of determination of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such investments, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment, the net proceeds of any disposition of such investment or any other amounts received in respect of such Investment; PROVIDED, HOWEVER, that no such dividends, distributions, proceeds or receipt shall reduce the amount of any Investment if it would be included in Adjusted Consolidated Net Income and PROVIDED FURTHER that the amount of any Investment shall be deemed not to be less than zero.

          "JSC" means Jefferson Smurfit Corporation (U.S.), a Delaware corporation.

          "JSC CREDIT AGREEMENT" means the Third Amended and Restated Credit Agreement, dated as of September 26, 2002, by and among SSCC, JSCE, JSC, the financial institutions from time to time party thereto, JPMorgan Chase Bank and Deutsche Bank Trust Company Americas, as Senior Managing Agents, JPMorgan Chase Bank, as Administrative Agent, Collateral Agent and Swingline Lender, and the Managing Agents and Fronting Banks party thereto, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, Guarantees and security documents), as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing (in whole or in part) or otherwise restructuring (including, but not limited to, by the inclusion of additional borrowers or guarantors thereof or by the addition of collateral or other credit enhancement to support the obligations thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements.

          "JSCE" means JSCE, Inc., a Delaware corporation.

          "JSC INDENTURES" means (i) the indenture, dated as of September 26, 2002, among JSC, as issuer, JSCE, as guarantor, and The Bank of New York, as trustee, pursuant to which JSC issued its 8 1/4% Senior Notes due 2012 and (ii) the indenture, dated as of May 23, 2003, among JSC, as issuer, JSCE, as guarantor, and The Bank of New York, as trustee, pursuant to which JSC issued its 7 1/2% Senior Notes due 2013, in each case, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes and Guarantees), as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing (in whole or in part) or otherwise restructuring (including, but not limited to, by the inclusion of additional borrowers or guarantors thereof or by the addition of collateral or other credit enhancement to support the obligations thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements.

          "JSC TRANSACTION" means any (i) consolidation or merger of the Company or any of its Restricted Subsidiaries with or into JSC or of JSC with or into the Company or any of its Restricted Subsidiaries; (ii) any Investment by the Company or any of its Restricted Subsidiaries into JSC pursuant to which JSC shall become a Restricted Subsidiary; or (iii) any transaction which results in JSCE owning directly 100% of the capital stock of the Company and its Subsidiaries and JSC and its Subsidiaries, so long as at least 75% of the senior secured Indebtedness of JSCE and its Subsidiaries is PARI PASSU with the Parent Guarantee and each Subsidiary of JSCE that Guarantees such senior secured debt executes and delivers a Subsidiary Guarantee, PROVIDED that the Company delivers to the Trustee an Officers' Certificate stating that JSC has material assets on a consolidated basis.

          "JSC TRANSACTION DATE" means the date on which the JSC Transaction is consummated.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "NON-U.S. PERSON" means a person who is not a "U.S. person" (as defined in Regulation S).

          "NOTES" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture; PROVIDED, HOWEVER, that if at any time there is more than one person acting as Trustee under this Indenture "Notes" with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any series as to which such Person is not Trustee.

          "OBLIGOR" means either the Company or the Issuer.

          "OFFER TO PURCHASE" means an offer to purchase Notes by the Issuer from the Holders commenced by mailing a notice to the Trustee for distribution to each Holder stating:

          (i) the Section of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "PAYMENT DATE");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

          On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

          "OFFICER" means, with respect to the Issuer or the Company, as the case may be, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA
Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

          "OFFSHORE GLOBAL NOTE" has the meaning provided in SECTION 2.01.

          "OFFSHORE PHYSICAL NOTES" has the meaning provided in SECTION 2.01.

          "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer or the Company, as the case may be, that meets the requirements of SECTION 11.04. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

          "PARENT" means any entity owning beneficially, directly or indirectly, 100% of the voting stock of the Company.

          "PARENT GUARANTEE" has the meaning provided in SECTION 10.01.

          "PAYING AGENT" has the meaning provided in SECTION 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Issuer or a Subsidiary of the Issuer or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "PAYMENT DATE" has the meaning provided in the definition of Offer to Purchase.

          "PERMITTED INVESTMENT" means:

          (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED that such person's primary business is related, ancillary or complementary to the businesses of SSCC and its Restricted Subsidiaries on the date of such Investment, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole;

          (ii)    Temporary Cash Investments;

          (iii) payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances or loans ultimately to be treated as expenses in accordance with GAAP;

          (iv) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary pursuant to a work-out or similar arrangement or proceeding or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or received in settlement or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

          (v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

          (vi) Interest Rate Agreements, Commodity Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates;

          (vii) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with SECTION 4.11;

          (viii) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

          (ix) loans, guarantees of loans and advances to directors or consultants of the Company or a Restricted Subsidiary of the Company not to exceed $5.0 million in the aggregate outstanding at any time;

          (x) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (xi) endorsements of negotiable instruments and documents in the ordinary course of business;

          (xii) Investments of the Company and its Restricted Subsidiaries in existence on the Closing Date and Investments of JSC and its Subsidiaries as of the JSC Transaction Date;

          (xiii) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

          (xiv) any Investment by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Securitization Transaction; PROVIDED that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note or an equity interest; and

          (xv)    Guarantees otherwise permitted by the terms of this Indenture.

          "PERMITTED LIENS" means:

          (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including maritime Liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property, including Capital Stock, acquired after the Closing Date; PROVIDED that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with SECTION 4.03, to finance or refinance the purchase price (such purchase price including any Indebtedness assumed or repaid in connection with such purchase) or the cost (including the cost of improvement or construction) of the property or assets subject thereto and such Lien is initially created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or assets, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such purchase price or cost and (c) any such Lien shall not extend to or cover any property or assets other than such property or assets and any improvements thereon (with current assets being treated as such property or assets, notwithstanding any replacement thereof in the ordinary course of business of the Company and its Restricted Subsidiaries);

          (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

          (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

          (xii)   Liens in favor of the Company or any Restricted Subsidiary;

          (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

          (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Commodity Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

          (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (xviii) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

          (xix)   Liens on or sales of receivables;

          (xx) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Securitization Transaction; and

          (xxi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed (a) $50 million prior to the JSC Transaction or (b) $100 million following the consummation of the JSC Transaction, in each case at any one time outstanding.

          "PERMITTED TAX DISTRIBUTIONS" means the payment of any distributions to permit direct or indirect Beneficial Owners of shares of Capital Stock of the Company to pay federal, state or local income tax liabilities arising from income to the Company and attributable to them solely as a result of the Company and any intermediate entity through which the holder owns such shares being a limited liability company, partnership or similar entity for federal income tax purposes.

          "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PHYSICAL NOTES" has the meaning provided in SECTION 2.01.

          "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

          "PRINCIPAL" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

          "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in SECTION 2.02.

          "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

          A "PUBLIC MARKET" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any of its Restricted Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the issuer of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to:

          (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

          (2) any other Person (in the case of a transfer by a Receivables Subsidiary),

or grants a security interest in, any accounts receivable, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization transactions involving accounts receivable.

          "RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated (provided that no such designation shall be required for any Receivables Subsidiary in existence prior to the Closing Date) by the Board of Directors (as provided below) as a Receivables Subsidiary:

          (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is Guaranteed by the Company or any Restricted Subsidiary of the Company (excluding Guarantees of obligations and contingent obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction), (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction;

          (ii) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (iii) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

          Any such designation after the Closing Date by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying, to the knowledge and belief of such officer after consulting with counsel that such designation complied with the foregoing conditions.

          "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

          "REGISTRAR" has the meaning provided in SECTION 2.04.

          "REGISTRATION" has the meaning provided in SECTION 4.18.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated June 15, 2004, among the Issuer, the Company and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BNY Capital Markets, Inc., Calyon Securities (USA) Inc., Scotia Capital (USA) Inc. and SG Cowen Securities Corporation and certain permitted assigns specified therein, as amended, restated, supplemented or otherwise modified from time to time.

          "REGISTRATION STATEMENT" means the Registration Statement as defined and described in the Registration Rights Agreement or any other registration rights agreement providing for the registration of any Notes under the Securities Act.

          "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date of Notes of or within any series means the date specified for that purpose as contemplated by SECTION 2.03.

          "REGULATION S" means Regulation S under the Securities Act.

          "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee in its corporate trust department customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "RESTRICTED PAYMENTS" has the meaning provided in SECTION 4.04.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company (including the Issuer) other than an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY REGISTER" has the meaning provided in SECTION 2.04.

          "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary of the Company (other than the Issuer) that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "SSCC" means Smurfit-Stone Container Corporation, a Delaware corporation.

          "SSCC PREFERRED STOCK" means SSCC's 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock, par value $0.01 per share.

          "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "STONE INDENTURE" means the indenture dated as of January 25, 2001 between the Company, as issuer, and The Bank of New York, as trustee, pursuant to which the Company issued its 9% Senior Notes due 2008 and 9% Senior Notes due 2011, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes and Guarantees), as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing (in whole or in part) or otherwise restructuring (including, but not limited to, by the inclusion of additional borrowers or guarantors thereof or by the addition of collateral or other credit enhancement to support the obligations thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements.

          "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

          "SUBSIDIARY GUARANTEE" has the meaning provided in SECTION 4.07.

          "TAXES" means any tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by an authority or agency therein or thereof having power to tax.

          "TEMPORARY CASH INVESTMENT" means any of the following:

          (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or the federal government of Canada or any agency or instrumentality thereof;

          (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as used in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

          (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or equivalent rating in the case of a Permitted Investment made by a Foreign Subsidiary);

          (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or the federal government of Canada, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

          (vi)    demand deposits with any bank or trust company; and

          (vii) in the case of Foreign Subsidiaries, short term investments comparable to the foregoing.

          "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in SECTION 9.06.

          "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "UNITED STATES BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "UNRESTRICTED SUBSIDIARY" means (i) any Unrestricted Subsidiary (as defined in any of the JSC Indentures) of JSC on the date of the JSC Transaction,
(ii) any Subsidiary of the Company (other than the Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below, and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary (other than the Issuer but including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under SECTION
4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under SECTION 4.03 and SECTION 4.04. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GLOBAL NOTES" has the meaning provided in SECTION 2.01.

          "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. PHYSICAL NOTES" has the meaning provided in SECTION 2.01.

          "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person and/ or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder or a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (i)     a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)   "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)     provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in SECTION 1.01; and

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                    THE NOTES

          SECTION 2.01. FORM AND DATING. The Notes of each series shall be substantially in the forms as shall be established by or pursuant to a Board Resolution of the

Issuer or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution of the Notes. If the forms of Notes of any series are established by action taken pursuant to a Board Resolution of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by SECTION 2.03 for the authentication and delivery of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The Trustee's certificate of authentication shall be substantially in the form annexed hereto as EXHIBIT A.

          Notes of or within a series offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form (the "U.S. GLOBAL NOTES") registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes of or within a series may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

          Notes of or within a series issued pursuant to SECTION 2.07 in exchange for interests in the U.S. Global Notes shall be in the form of permanent certificated Notes in registered form (the "U.S. PHYSICAL NOTES").

          Notes of or within a series offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form (the "OFFSHORE GLOBAL NOTES"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes of or within a series may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes of or within a series issued pursuant to SECTION 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form (the "OFFSHORE PHYSICAL NOTES").

          The Offshore Physical Notes and U.S. Physical Notes of or within a series are sometimes collectively herein referred to as the "PHYSICAL NOTES." The U.S. Global Notes and the Offshore Global Notes of or within a series are sometimes referred to herein as the "GLOBAL NOTES."

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

          The definitive Notes of or within a series shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes of or within a series may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          SECTION 2.02. RESTRICTIVE LEGENDS. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement or any other registration rights agreement, (i) the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Notes and Offshore Global Notes shall bear the legend set forth below on the face thereof until at least the 41st day after the initial issuance date of such Note and receipt by the Company and the Trustee of a certificate substantially in the form of EXHIBIT B hereto.

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THESE NOTES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO STONE CONTAINER CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHED TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO STONE CONTAINER CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE

     AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST PRIOR TO SUCH TRANSFER FURNISH TO THE TRUSTEE AND STONE CONTAINER CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.08 OF THE INDENTURE.

          SECTION 2.03. EXECUTION, AUTHENTICATION AND DENOMINATIONS. Subject to Article Four and applicable law, the aggregate principal amount of Notes of any series which may be authenticated and delivered under this Indenture is unlimited.

          The Notes may be issued in one or more series. There shall be established in one or more Board Resolutions of the Issuer or pursuant to authority granted by one or more Board Resolutions of the Issuer and, subject to the provisions of this Section, set forth in, or determined in the manner provided in, an Officers' Certificate of the Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1) and (9) below), if so provided, may be determined from time to time by the Issuer with respect to unissued Notes of the series and set forth in such Notes of the series when issued from time to time):

          (1) the title of the Notes of the series (which shall distinguish the Notes of the series from all other series of Notes);

          (2) the dates on which the principal of the Notes of the series is payable;

          (3) the rate at which the Notes of the series shall bear interest, the date from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Notes on any Interest Payment Date and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

          (4) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on Notes of the series shall be payable, where any Notes of the series may be surrendered for registration of transfer, where Notes of the series may be surrendered for exchange, where Notes of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in SECTION 11.02, the place or places where notices or demands to or upon the Issuer in respect of the Notes of the series and this Indenture may be served;

          (5) the period or periods within which, the price or prices at which and other terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

          (6) the obligation, if any, of the Issuer to redeem, repay or purchase Notes of the series at the option of a Holder thereof, and the period or periods within which, the price or prices at which, and other terms and conditions upon which Notes of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (7) if other than the Trustee, the identity of each Registrar and/or Paying Agent;

          (8) provisions, if any, granting special rights to the Holders of Notes of the series upon the occurrence of such events as may be specified;

          (9) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer or the Company with respect to Notes of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; and

          (10) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

          All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to this Section) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. Not all Notes of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Notes of such series.

          If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

          The Notes shall be executed by two Officers of the Issuer. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Issuer.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; PROVIDED that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes at any time following the Closing Date, shall certify that such issuance is in compliance with Article Four. Such Opinion of Counsel shall be to the effect that:

          1. the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors of the Issuer in conformity with the provisions of this Indenture;

          2. the terms of such Notes have been established in accordance with the provisions of this Indenture;

          3. such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

          4. the execution and delivery by each of the Issuer and the Company of such Notes will not contravene any provisions of applicable federal or New York law.

     The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

          SECTION 2.04. REGISTRAR AND PAYING AGENT. The Issuer shall maintain an office or agency where Notes of each series may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Notes may be presented for payment (the "PAYING AGENT") and an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Issuer shall cause the Registrar to keep a register of the Notes of each series and of their transfer and exchange (the "SECURITY REGISTER"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Issuer may have one or more co-Registrars and one or more additional Paying Agents.

          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Issuer fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Issuer may remove any Agent upon written notice to such Agent and the Trustee; PROVIDED that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Issuer and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Issuer, any Subsidiary of the Issuer, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Issuer initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

          SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Not later than 11:00 a.m. (New York City time) each due date of the principal, premium, if any, and interest on Notes of any series, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on such Notes (whether such money has been paid to it by the Issuer or any other obligor on such Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on such Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Subsidiary of the Issuer or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on such Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

          SECTION 2.06. TRANSFER AND EXCHANGE. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); PROVIDED that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes of any series, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to SECTION 2.11, 3.08 or 9.04).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of such series selected for redemption under SECTION 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 2.07. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in SECTION 2.02.

          Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of SECTION 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or

(iii) in accordance with the rules and procedures of the Depositary and the provisions of SECTION 2.08.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this SECTION 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

          (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph
(b) of this SECTION 2.07, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this SECTION
2.07 shall, except as otherwise provided by paragraph (d) of SECTION 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in SECTION 2.02.

          (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this SECTION 2.07 shall, except as otherwise provided by paragraph (d) of
SECTION 2.08, bear the legend regarding transfer restrictions applicable to Offshore Physical Notes set forth in SECTION 2.02.

          (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.08. SPECIAL TRANSFER PROVISIONS. Unless and until a Note of a particular series is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement or any other registration rights agreement, the following provisions shall apply:

          (a) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) either Offshore Physical Notes prior to the removal of the Private Placement Legend or U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certificate substantially in the form of EXHIBIT C stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

          (b) TRANSFERS OF INTERESTS IN THE OFFSHORE GLOBAL NOTES OR OFFSHORE PHYSICAL NOTES. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or Offshore Physical Notes:

          (i) prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to SECTION 2.02, the Registrar shall refuse to register such transfer unless such transfer complies with SECTION 2.08(a) or SECTION 2.08(c), as the case may be, and

          (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

          (c) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

          (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of EXHIBIT D hereto from the proposed transferor.

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

          (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

          (d) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by SECTION 2.02, or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.07 or this SECTION 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Each Holder of a Note agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.09. REPLACEMENT NOTES. If a mutilated Note of any series is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall issue and the Trustee shall authenticate a replacement Note of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding; PROVIDED that the requirements of this SECTION
2.09 are met. An indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

          SECTION 2.10. OUTSTANDING NOTES. Notes outstanding of any series at any time are all Notes of such series that have been authenticated by the Trustee except for those cancelled by it, those paid pursuant to SECTION 2.09, those delivered to it for cancellation and those described in this SECTION 2.10 as not outstanding.

          If a Note of any series is replaced pursuant to SECTION 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a BONA FIDE purchaser.

          If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

          A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds such Note, PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

          SECTION 2.11. TEMPORARY NOTES. Until definitive Notes of any series are ready for delivery, the Issuer may prepare and execute and the Trustee shall authenticate temporary Notes of such series. Temporary Notes shall be substantially in the form of definitive Notes of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to SECTION 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.12. CANCELLATION. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedures.

          SECTION 2.13. CUSIP NUMBERS. The Issuer in issuing the Notes of any series may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Issuer and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes of any series.

          SECTION 2.14. DEFAULTED INTEREST. If the Issuer defaults in a payment of interest on the Notes of any series, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders of the Notes of such series on a subsequent special record date. A special record date, as used in this
SECTION 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE THREE
                                   REDEMPTION

          SECTION 3.01. APPLICABILITY. Notes of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Notes and (except as otherwise specified as contemplated by SECTION 2.03 for Notes of any Series) in accordance with this Article.

          SECTION 3.02. NOTICES TO TRUSTEE. If the Issuer or the Company elects to redeem Notes of any series pursuant to SECTION 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes of that series to be redeemed and the clause of such Note pursuant to which redemption shall occur.

          The Issuer or the Company shall give each notice provided for in this
SECTION 3.02 at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03. SELECTION OF NOTES TO BE REDEEMED. If less than all of the Notes of any series are to be redeemed at any time, the Trustee shall select the Notes of that series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of that series are listed or, if the Notes of that series are not listed on a national securities exchange or automated quotation system, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; PROVIDED that no Note of $1,000 in principal amount or less shall be redeemed in part.

          The Trustee shall make the selection from the Notes of that series outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

          SECTION 3.04. NOTICE OF REDEMPTION. With respect to any redemption of Notes pursuant to SECTION 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

          The notice shall identify the Notes of any series (including CUSIP, CINS or ISIN numbers) to be redeemed and shall state:

          (i)     the Redemption Date;

          (ii)    the Redemption Price;

          (iii)   the name and address of the Paying Agent;

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

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in SECTION 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

          At the Issuer's or the Company's request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Issuer. If, however, the Issuer or the Company gives such notice to the Holders, the Issuer or the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

          SECTION 3.06. DEPOSIT OF REDEMPTION PRICE. On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, shall segregate and hold in trust as provided in SECTION 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation.

          SECTION 3.07. PAYMENT OF NOTES CALLED FOR REDEMPTION. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified

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

in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          SECTION 3.08. NOTES REDEEMED IN PART. Upon surrender of any Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR
                                    COVENANTS

          SECTION 4.01. PAYMENT OF NOTES. The Issuer shall pay the principal of, premium, if any, and interest on the Notes of any series on the dates and in the manner provided in the Notes of that series and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer , a Subsidiary of the Issuer, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Subsidiary of the Issuer or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of SECTION
2.05. As provided in SECTION 6.09, upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as the Paying Agent, if any, for the Notes.

          The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

          SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes of one or more series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes of those series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

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

          The Issuer may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer in accordance with SECTION 2.04.

          SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Parent Guarantee, the Notes and Indebtedness existing on the Closing Date); PROVIDED that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 1.75:1.

          Notwithstanding the foregoing, the Company, the Issuer and any other Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (i) Indebtedness of the Company, any Foreign Subsidiary, any Existing Borrower and any Guarantor outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed the amount of the commitments under the "Credit Agreements" (as such term is defined in the Stone Indenture) on January 25, 2001 PLUS $125 million, less any amount of such Indebtedness permanently repaid as provided under
     SECTION 4.11;

          (ii) Indebtedness owed (A) to the Company or (B) to any Restricted Subsidiary; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

          (iii)   Indebtedness (other than Indebtedness Incurred under clauses
     (xi) and (xiii) below) issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if, in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated

     Maturity of the Indebtedness to be refinanced or refunded (or, if earlier, the Stated Maturity of the Notes), and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded (or, if less, the remaining Average Life of the Notes); and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary other than any Foreign Subsidiary pursuant to this clause (iii); and PROVIDED FURTHER that if proceeds of revolving lines of credit are used to repurchase, redeem or refinance any Indebtedness, the Company or any Restricted Subsidiary may Incur Indebtedness otherwise meeting the requirements of this clause (iii) to repay such revolving lines of credit;

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds, letters of credit, bankers acceptances provided in the ordinary course of business, (B) under Currency Agreements, Commodity Agreements and Interest Rate Agreements; PROVIDED that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates or commodity prices and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or commodity prices or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

          (v) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as set forth in Article Eight;

          (vi) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary permitted to be incurred under this Indenture, provided the Guarantee of such Indebtedness is permitted by and made in accordance with SECTION 4.07;

          (vii) Indebtedness of the Company and its Foreign Subsidiaries (in addition to Indebtedness permitted under clauses (i) through (vi) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $175 million, increasing to $225 million following the consummation of the JSC Transaction, less any amount of such Indebtedness permanently repaid as provided under SECTION 4.11;

          (viii) Acquired Indebtedness; PROVIDED that at the time of Incurrence of such Indebtedness (1) the Company could Incur at least $1.00 of Indebtedness under the first paragraph of clause (a) of this SECTION 4.03 or (2) the Interest Coverage Ratio, after giving effect to the Incurrence of such Acquired Indebtedness, on a PRO FORMA basis, is no less than such ratio prior to giving PRO FORMA effect to such Incurrence;

          (ix) Indebtedness outstanding at any time in an aggregate amount (together with refinancings thereof) equal to the sum of (i) the amount of Indebtedness of JSC and its Subsidiaries existing at the time of, or assumed in connection with, the JSC Transaction, including the amount of available but unused commitments under the JSC Credit Agreement existing at such time (PROVIDED, HOWEVER, that such Indebtedness is not Incurred in contemplation of the JSC Transaction) plus (ii) $100 million;

          (x) Indebtedness Incurred by any Foreign Subsidiary; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause
     (x) and then outstanding does not exceed the greater of (x) 60% of the book value of the inventory of such Foreign Subsidiary and its Restricted Subsidiaries and (y) 90% of the book value of the accounts receivable of such Foreign Subsidiary and its Restricted Subsidiaries;

          (xi) Indebtedness under industrial revenue bonds and letters of credit in support thereof;

          (xii) Indebtedness, including Capitalized Lease Obligations, which the Company or any of its Restricted Subsidiaries Incurs to finance the acquisition, construction or improvement of fixed or capital assets, in an aggregate principal amount not to exceed (i) $150 million (together with refinancings thereof) in any calendar year, commencing with 2002, prior to the JSC Transaction and (ii) $250 million (together with refinancings thereof) in any calendar year following the consummation of the JSC Transaction (on a PRO RATA basis for the calendar year during which such transaction is consummated);

          (xiii) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Securitization Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction) to the Company or to any Restricted Subsidiary of the Company or any of their assets (other than such Receivables Subsidiary and its assets); and

          (xiv) Guarantees with respect to bonds issued to support workers' compensation and other similar obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business.

          (b)     Notwithstanding any other provision of clause (a) of this
SECTION 4.03, the maximum amount of Indebtedness that the Company, the Issuer or a Restricted Subsidiary of the Company may Incur pursuant to this SECTION 4.03 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

          (c) For purposes of determining any particular amount of Indebtedness under this SECTION 4.03, (1) Indebtedness Incurred under the Credit Agreement on or prior to the

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Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this SECTION 4.03, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in SECTION 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this SECTION 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses.

          SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on common stock or any other equity interests (other than preferred stock) of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company,
(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Parent Guarantee or of Indebtedness of the Issuer that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any other Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "RESTRICTED PAYMENTS") if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (A) a Default or Event of Default shall have occurred and be continuing,

          (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of clause (a) of SECTION 4.03, or

          (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee) made after June 30, 2004 shall exceed the sum of

                  (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following June 30, 2004 and ending on the last day of the last fiscal quarter preceding the Transaction Date PLUS

                  (2) the aggregate Net Cash Proceeds received by the Company (or to the extent contributed to the Company, by the Company's Parent) after June 30, 2004 from the issuance and sale permitted by this Indenture of its or its Parent's Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company or its Parent, including an issuance or sale permitted by this Indenture of Indebtedness of the Company or its Parent for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or its Parent, or from the issuance to a Person who is not a Subsidiary of the Company or its Parent of any options, warrants or other rights to acquire Capital Stock of the Company or its Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and the aggregate fair market value (as determined in good faith by the Board of Directors) of non-cash capital contributions to the Company after June 30, 2004 PLUS

                  (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person since June 30, 2004 resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary PLUS

                  (4) after the date of the consummation of the JSC Transaction, the amount of Restricted Payments that would have been available to JSC under the JSC Indentures on the JSC Transaction Date.

     The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company or the Issuer that is subordinated in right of payment to the Parent Guarantee or the Notes (including premium, if any, and accrued and unpaid interest), as the case may be, with the proceeds of, or in exchange for,

     Indebtedness Incurred under clause (iii) of the second paragraph of part
     (a) of SECTION 4.03;

          (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company or its Parent (or options, warrants or other rights to acquire such Capital Stock);

          (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company or the Issuer which is subordinated in right of payment to the Parent Guarantee or the Notes, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company or its Parent (or options, warrants or other rights to acquire such Capital Stock);

          (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

          (vi) Investments acquired as a capital contribution or in exchange for, or Restricted Payments made out of, or exchanged for, the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company or its Parent;

          (vii)   dividends, distributions or advances to SSCC to allow SSCC to
     (x) declare and pay dividends on SSCC's Preferred Stock, or the interest on the subordinated notes into which it is convertible, in an amount not to exceed $12 million in any calendar year LESS an amount equal to any dividend, distribution or advance by JSC to SSCC for such purpose pursuant to clause (vii) of Section 4.04 of the JSC Indentures and (y) redeem SSCC's Preferred Stock, or the subordinated notes into which it is convertible, on February 15, 2012;

          (viii) other Restricted Payments in an aggregate amount not to exceed $75 million, increasing to $150 million following the consummation of the JSC Transaction;

          (ix) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company required pursuant to SECTION 4.11 and SECTION
     4.12 or any similar covenants contained in any instrument or agreement governing the Indebtedness of the Company, provided that the Company shall first have complied with its obligations, if any, under SECTION 4.11 and
     4.12 of this Indenture;

          (x) payment of dividends, other distributions or other amounts by the Company to its Parent in amounts required for its Parent to pay fees required to maintain its existence and provide for all other operating costs of its Parent, including without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses of being a public company, including all costs and expenses with respect to filings with the SEC, of up to $5 million per fiscal year;

          (xi) the purchase or acquisition of any minority interests of any Subsidiary that is not Wholly Owned pursuant to stockholder or other agreements in existence on the Closing Date;

          (xii) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed in any fiscal year (i) $25 million or (ii) after the consummation of the JSC Transaction, $50 million;

          (xiii) the repurchase of Capital Stock deemed to occur upon exercise of stock options and warrants if Capital Stock represents a portion of the exercise price of the options or warrants; and

          (xiv) (a) any payments pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes or (b) in the event that, and for so long as, the Company is organized as a limited liability company or partnership, the payment of Permitted Tax Distributions,

PROVIDED that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (i), (ii), (vii), (x),
(xi) and (xii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this SECTION 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is PARI PASSU with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this SECTION 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

          Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

          SECTION 4.05. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted

Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions:

          (i) existing on the Closing Date in the Credit Agreement, this Indenture or any other agreements in effect on the Closing Date (and upon consummation of the JSC Transaction, existing on the JSC Transaction Date in the JSC Credit Agreement or any other agreements in effect on the JSC Transaction Date under which JSC or any of its Subsidiaries is a party or any of their assets are bound), and any extensions, refinancings, renewals or replacements of any of the foregoing; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are not materially less favorable taken as a whole to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (ii)    existing under or by reason of applicable law;

          (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

          (iv)    in the case of clause (iv) of the first paragraph of this
     SECTION 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries taken as a whole;

          (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

          (vi) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

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

          (vii) any agreement or instrument governing Indebtedness (whether or not outstanding) of any Foreign Subsidiary of the Company permitted to be incurred pursuant to clause (x) under SECTION 4.03(a) so long as (1) such agreement or instrument is not applicable to any Person or the property or assets of any Person other than such Foreign Subsidiary or the property or assets of such Foreign Subsidiary and its Foreign Subsidiaries and (2) not more than 20% of such Foreign Subsidiary's assets are located in the United States; and

          (viii) any restriction in any agreement or instrument of a Receivables Subsidiary governing a Qualified Securitization Transaction.

Nothing contained in this SECTION 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by SECTION 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

          SECTION 4.06. LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will at all times own 100% of the Voting Stock of the Issuer (or its successor as permitted under SECTION 5.01). The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (i)     to the Company or a Wholly Owned Restricted Subsidiary;

          (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Subsidiaries, to the extent required by applicable law;

          (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under SECTION
     4.04 if made on the date of such issuance or sale; or

          (iv) the sale or issuance of common stock (other than Disqualified Stock) of Restricted Subsidiaries, if the proceeds from such issuance and sale are applied in accordance with SECTION 4.11.

          SECTION 4.07. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary (other than the Issuer), directly or indirectly, to Guarantee any Indebtedness of the Company or the Issuer which is PARI PASSU with or subordinate in right of payment to the Parent Guarantee or the Notes, as the case may be ("GUARANTEED INDEBTEDNESS"), unless (i) such Restricted Subsidiary promptly executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "SUBSIDIARY GUARANTEE") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, for so long as any Notes remain outstanding under this Indenture, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other

Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (1) in existence on the Closing Date and any Guarantee of or by JSC or any of its Subsidiaries in existence on the JSC Transaction Date, and any renewal, extension refinancing or replacement thereof, (2) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (3) of the Indebtedness Incurred under the Credit Agreement or, from and after the JSC Transaction Date, under the JSC Credit Agreement; PROVIDED that such Restricted Subsidiary is an Existing Guarantor, a Foreign Subsidiary, a Guarantor or any other Restricted Subsidiary other than a Significant Subsidiary, (4) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers' acceptances or (5) any Guarantee of any Interest Rate Agreements, Currency Agreement or Commodity Agreement. If the Guaranteed Indebtedness is (A) PARI PASSU with the Parent Guarantee or the Notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Parent Guarantee or the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Parent Guarantee or the Notes.

          Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

          SECTION 4.08. LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit, and shall not apply to:

          (i) transactions (A) approved by a majority of the Board of Directors (and, if there are disinterested directors, a majority thereof) or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm or a nationally recognized accounting firm stating that the transaction is fair or, in the case of an opinion of a nationally recognized accounting firm, reasonable or fair to the Company or such Restricted Subsidiary from a financial point of view;

          (ii) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

          (iii) the payment of reasonable and customary regular fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

          (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

          (v) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

          (vi)    any Restricted Payments not prohibited by SECTION 4.04;

          (vii)   any merger, consolidation or sale of assets permitted by
     SECTION 5.01, including the JSC Transaction;

          (viii) the existence of, or performance by the Company or any Restricted Subsidiary under, any agreement in existence on the Closing Date (and by JSC or any of its Subsidiaries under any agreement in existence on the JSC Transaction Date) approved by the Committee of the Board or any amendment thereto or replacement agreement therefor so long as such amendment or replacement is not materially less favorable taken as a whole to the Holders than the original agreement as in effect on the Closing Date or the JSC Transaction Date, as applicable; PROVIDED that the Company or any of its Restricted Subsidiaries receives reasonable compensation therefor;

          (ix) any agreement or transaction relating to the creation of a captive insurance subsidiary of SSCC that provides insurance for self-insurance and any other future programs reasonably similar thereto or to the medical liability program in existence on the Closing Date, PROVIDED that the costs borne by the Company and its Restricted Subsidiaries are reasonable in relation to the services and benefits the Company and its Restricted Subsidiaries receive therefrom;

          (x) the provision of management, financial and operational services by the Company and its Subsidiaries to Affiliates of the Company; PROVIDED that the Company or any of its Restricted Subsidiaries receives reasonable compensation therefor;

          (xi) other transactions arising in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date (including, without limitation, purchase or supply contracts relating to products or raw materials); PROVIDED that the Company or any of its Restricted Subsidiaries receives reasonable compensation therefor; and

          (xii) transactions in connection with a Qualified Securitization Transaction.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this SECTION 4.08 and not covered by clauses
(ii) through (xii) of this paragraph, (a) the aggregate amount of which exceeds $50 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $100 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

          SECTION 4.09. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for the Parent Guarantee and all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Parent Guarantee and the Notes, prior to) the obligation or liability secured by such Lien unless, after giving effect thereto, the aggregate amount of any Indebtedness so secured, PLUS the Attributable Indebtedness for all sale-leaseback transactions restricted as described in SECTION 4.10, does not exceed 10% of Adjusted Consolidated Net Tangible Assets.

          The foregoing limitation does not apply to:

          (i) Liens securing Indebtedness permitted pursuant to clauses (i) and (ix) of SECTION 4.03(a), and Liens on assets that secure the Box Plant Financing as of or immediately prior to the Closing Date or that secured the First Mortgage Notes as of January 25, 2001 (prior to giving effect to the repayment thereof);

          (ii) Liens existing (x) on the Closing Date (including Liens securing obligations under the Box Plant Financing), and (y) on the JSC Transaction Date, with respect to the assets of JSC;

          (iii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

          (iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

          (v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of SECTION 4.03(a); PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

          (vi) Liens on any property or assets or capital stock of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under SECTION 4.03;

          (vii)   Permitted Liens;

          (viii) Liens securing Indebtedness that is permitted to be Incurred under clause (viii) of SECTION 4.03(a); PROVIDED that the assets subject to such Liens are assets of the acquired entity and its subsidiaries; and

          (ix) Liens securing Indebtedness and related obligations, in each case that is permitted to be Incurred under clauses (x) and (xi) of SECTION 4.03(a).

          SECTION 4.10. LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred, unless the aggregate amount of all Attributable Indebtedness with respect to such transactions, PLUS all Indebtedness secured solely by Liens permitted by the first paragraph of SECTION 4.09, does not exceed 10% of Adjusted Consolidated Net Tangible Assets.

          The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the sale or transfer of property is entered into prior to, at the time of, or within 12 months after the later of the acquisition of the property or the completion of construction thereof; (iii) the lease secures or relates to industrial revenue or pollution control bonds; (iv) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; or (v) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of SECTION 4.11.

          SECTION 4.11. LIMITATION ON ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Company or such Restricted Subsidiary is at the time of such Asset Sale, taken as a whole, at least equal to the fair market value of the assets or Capital Stock sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness to the Company or any Restricted Subsidiary), PROVIDED that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

          For purposes of this provision, each of the following shall be deemed to be cash:

          (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Parent Guarantee, the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets; and

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          (b)     any securities, notes or other obligations received by the
     Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash within 90 days of the related Asset Sale (to the extent of the cash received in that conversion); and

          (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of this Indenture pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Adjusted Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of such Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

          In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Company shall or shall cause the relevant Restricted Subsidiary to:

          (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets

                  (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Restricted Subsidiary owing to a Person other than the Company or any of its Restricted Subsidiaries, or

                  (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment, and

          (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
     SECTION 4.11.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "EXCESS PROCEEDS."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
SECTION 4.11 totals at least $50 million for the calendar year in which such calendar month occurs, the Issuer must

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commence, not later than the fifteenth Business Day of such month, an Offer to
Purchase from the Holders (and if required by the terms of any Indebtedness that is PARI PASSU with the Parent Guarantee or the Notes ("PARI PASSU INDEBTEDNESS"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date; PROVIDED, HOWEVER, that, if the aggregate purchase price to be paid on or before the fifth anniversary of the Closing Date by the Issuer to Holders that shall have tendered Notes pursuant to an Offer to Purchase made as a result of an issuance of common stock of a Restricted Subsidiary shall exceed 25% of the original principal amount of the Notes (the "Notes Threshold Amount"), taking into account all other amounts paid as a result of any prior Offers to Purchase made as a result of issuances of common stock of Restricted Subsidiaries, then, notwithstanding anything to the contrary in this Indenture, such Offer to Purchase shall be limited to the Notes Threshold Amount. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

          SECTION 4.12. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL. The Issuer shall commence, within 30 days of the occurrence of a Change of Control, and thereafter consummate an Offer to Purchase for all Notes of each series then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Payment Date.

          SECTION 4.13. EXISTENCE. Except to the extent otherwise permitted under any provision in Article Four or Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the material rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and PROVIDED FURTHER that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets (and the Company may take any actions to affect any of the foregoing) to or with the Company or any Wholly Owned Subsidiary of the Company; and PROVIDED FURTHER that this SECTION 4.13 shall not prohibit the JSC Transaction

          SECTION 4.14. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before any penalty accrues thereon (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company, any such Restricted Subsidiary or any other Subsidiary for which the Company or any Restricted Subsidiary may be liable, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Restricted Subsidiary; PROVIDED that the Company shall not be required

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to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          SECTION 4.15. MAINTENANCE OF PROPERTIES AND INSURANCE. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries material to the Company and its Restricted Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this SECTION 4.15 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

          The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

          SECTION 4.16. NOTICE OF DEFAULTS. In the event that any Officer becomes aware of any Default or Event of Default, the Company or the Issuer shall promptly give written notice thereof to the Trustee.

          SECTION 4.17. COMPLIANCE CERTIFICATES. (a) The Issuer and the Company shall each deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Issuer or the Company that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Issuer or the Company, as the case may be, as to his or her knowledge of the Issuer's and the Company's compliance with all conditions and covenants under this Indenture. For purposes of this SECTION 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Issuer or the Company, as the case may be, signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this SECTION 4.17(a) shall be for the first fiscal year beginning after the execution of this Indenture.

          (b) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to

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accounting matters, (ii) that they have read the most recent Officers'
Certificates delivered to the Trustee pursuant to paragraph (a) of this SECTION
4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Issuer or the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and SECTION 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination. The Company shall not be required to comply with the foregoing clause (b) with respect to any fiscal year if such compliance would be contrary to the recommendations of the American Institute of Certified Public Accountants or the requirements or recommendations of the Public Company Accounting Oversight Board so long as the Company delivers to the Trustee within 90 days after the end of such fiscal year an Officer's Certificate stating that such compliance would be so contrary and any facts particular to the Company that may have caused such compliance to be so contrary.

          SECTION 4.18. COMMISSION REPORTS AND REPORTS TO HOLDERS. Whether or not the Issuer or the Company is then required to file reports with the Commission, the Issuer or the Company shall file with the Commission all such reports and other information as they would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if each of them were subject thereto (PROVIDED that the Issuer need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act). The Issuer and the Company shall supply the Trustee with copies of such reports and other information within 15 days after the date they file such reports or other information with the Commission. In addition, with respect to any Notes of any series, at all times prior to the earlier of the date of the registration of the Notes of that series pursuant to and in accordance with the terms of the Registration Rights Agreement or any other registration rights agreement (the "REGISTRATION") and the date that is nine months after the initial issuance date of the Notes of that series, the Issuer and the Company shall, at their costs, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Issuer and the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A(d)(4) under the Securities Act. The Issuer and the Company also shall comply with the other provisions of TIA Section 314(a) to the extent required thereby. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's or the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.19. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Issuer and the Company each covenant (to the extent that it may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or

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the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein or in the Notes, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Company each hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.20. LIMITATION ON ACTIVITIES OF ISSUER. Notwithstanding anything in this Indenture to the contrary, the Company shall not permit the Issuer to, and the Issuer shall not (i) engage in any business other than the issuance, sale and administration of the Notes and activities incidental thereto, (ii) make any investment (whether in the form of a loan, advance, guaranty, extension of credit, capital contribution, acquisition of Capital Stock, bonds or other securities or other items that would be classified as Investments in accordance with GAAP) in or with respect to any Person other than the Company or a Wholly-Owned Subsidiary of the Company or (iii) dissolve or terminate, or permit the dissolution or termination of, the Issuer's existence or liquidate or wind up, or permit the liquidation or winding up of, the Issuer's affairs (in each case whether voluntarily or by operation of law); PROVIDED, HOWEVER, that the Issuer may (A) Guarantee the obligations under the Credit Agreement and related loan documents and grant a security interest in its assets and properties to secure such Guarantee, (B) engage in activities incidental to the maintenance of its existence and (C) engage in legal, tax and accounting matters incidental to any of the foregoing activities.

          SECTION 4.21. PAYMENT OF ADDITIONAL AMOUNTS. All payments made by the Issuer under or with respect to the Notes or the Company pursuant to Article Ten hereof will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Issuer is required to withhold or deduct Taxes by Canadian law or by the interpretation or administration thereof. If, after the Issue Date, the Issuer or the Company (in respect of the Parent Guarantee), as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuer or the Company, as the case may be, shall pay to each Holder of Notes on the date of the required payment such additional amounts (the "ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such taxes had not been withheld or deducted, PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "EXCLUDED HOLDER") (i) with which the Issuer or the Company, as the case may be, does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder. If withholding or deduction for or on account of Taxes is required, the Issuer or the Company (in respect of the Parent Guarantee), as the case may be, shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with the applicable law. The Issuer or the Company, as the case may be, shall furnish to the Holders of Notes that are Outstanding, on the date of the required payment within 30 days after the date the payment of any Taxes is due pursuant to applicable law, copies of tax receipts evidencing that such payment has been made by the Issuer. The Issuer or the Company

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(in respect of the Parent Guarantee), as the case may be, shall indemnify and hold harmless each Holder on the date of the required withholding or deduction (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Outstanding Notes or the Parent Guarantee, (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clause (i) or (ii) above.

          At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or the Company, as the case may be, becomes obligated to pay Additional Amounts with respect to such payment, the Issuer or the Company, as the case may be, shall deliver to the Trustee an Officers' Certificate of the Issuer or the Company, as the case may be, stating the fact that such Additional Amounts will be payable, and the amounts so payable, and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, (i) the payment of principal (and premium, if any), (ii) payments in connection with a repurchase of Notes in accordance with the terms of this Indenture, (iii) interest (including Defaulted Interest) or (iv) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this SECTION 4.21 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this SECTION 4.21 and express mention of the payment of Additional Amounts in those provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

          The obligations of the Issuer under this SECTION 4.21 shall survive the termination of this Indenture and the payment of all amounts under or with respect to this Indenture and the Notes.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

          SECTION 5.01. WHEN COMPANY MAY MERGE, ETC. Subject to the provisions of the next succeeding paragraph, neither of the Obligors shall consolidate with, or merge with or into any other Person (whether or not such Obligor shall be the surviving Person), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless:

          (1) either such Obligor shall be the continuing Person or the Person (if other than such Obligor) formed by such consolidation or with which or into which such Obligor is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of such Obligor are sold, assigned, transferred or leased is a corporation (or constitutes a corporation) organized under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to this Indenture, all the obligations of such Obligor under the Notes and this Indenture;

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          (2)     immediately before and after giving effect to such transaction or series of related transactions, no Event of Default, and no Default, shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Consolidated Net Worth of such Obligor (or of the surviving, consolidated or transferee entity if such Obligor is not continuing, treating such entity as such Obligor for purposes of determining Consolidated Net Worth) shall be at least equal to the Consolidated Net Worth of such Obligor immediately before such transaction or series of related transactions; and

          (4) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, either (A) the Company (or the surviving, consolidated or transferee entity if, in the case of such consolidation, merger, sale, assignment, transfer or lease with respect to the Company, the Company is not continuing, but treating such entity as the Company for purposes of making such determination) would be permitted to incur an additional $1.00 of Indebtedness under the first paragraph of clause (a) of SECTION 4.03 or (B) the Interest Coverage Ratio of the Company (or the surviving, consolidated or transferee entity if, in the case of such consolidation, merger, sale, assignment, transfer or lease with respect to the Company, the Company is not continuing, treating such entity as the Company for purposes of determining the Interest Coverage Ratio) shall be at least equal to the Interest Coverage Ratio of the Company immediately before such transaction or series of related transactions; PROVIDED, HOWEVER, that the foregoing provisions of this clause (4) shall be inapplicable to such transaction or series of related transactions if such transaction or series of related transactions would result in the occurrence of a Change of Control.

          The Company shall not consummate the JSC Transaction, unless:

          (1) clauses (1) and (2) of the first paragraph of this covenant are satisfied (it being understood that clauses (3) and (4) of the first paragraph of this SECTION 5.01 shall not apply to the JSC Transaction); and

          (2)     solely in connection with the transaction described in clause
     (iii) of the definition of "JSC Transaction", JSCE shall expressly assume, by an indenture supplemental to this Indenture, all obligations of the Company under this Indenture such that JSCE shall be the sole direct obligor under this Indenture from and after the JSC Transaction Date.

          If the Company is merged with or consolidated into the Issuer, the Parent Guarantee shall be extinguished.

          SECTION 5.02. SUCCESSOR SUBSTITUTED. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of either Obligor in accordance with SECTION 5.01 of this Indenture, the successor Person formed by such consolidation or into which such Obligor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for,

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and may exercise every right and power of, such Obligor under this Indenture with the same effect as if such successor Person had been named as such Obligor herein; PROVIDED that such Obligor shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT. Any of the following events shall constitute an "EVENT OF DEFAULT" hereunder with respect to Notes of any series:

          (a) default in the payment of principal of (or premium, if any, on) any Note of that series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest or Additional Interest, if any, on any Note of that series when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of either Obligor or the failure to make or consummate an Offer to Purchase in accordance with SECTION 4.11 or SECTION 4.12;

          (d) either Obligor defaults in the performance of or breaches any other covenant or agreement of such Obligor in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company, the Issuer or any Significant Subsidiary having an outstanding principal amount of $25 million, and following the consummation of the JSC Transaction, $40 million, or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $25 million, and following the consummation of the JSC Transaction, $40 million, in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry

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     of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million, and following the consummation of the JSC Transaction, $40 million, during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company, the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of SECTION 6.01 that occurs with respect to the Company or the Issuer) with respect to Notes of any series at the time outstanding occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of that series, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on all of the Notes of that series to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of SECTION 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company, the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) of SECTION 6.01 occurs with respect to the Company or the Issuer, the principal of, premium, if any, and accrued interest on all the Notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such declaration of acceleration with respect to Notes of any series (or of all series, as the case may be), but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal

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amount of the outstanding Notes of that series (or of all series, as the case may be) by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company or the Issuer has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding of that series, (iii) the principal of and premium, if any, on any Notes then outstanding of that series that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default with respect to Notes of any series (or of all series, as the case may be), other than the non-payment of the principal of, premium, if any, and accrued interest on the Notes of that series (or of all series, as the case may be) that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default with respect to Notes of any series at the time outstanding occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes of that series shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes of that series or to enforce the performance of any provision of the Notes of that series or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. Subject to SECTIONS 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes of any series, by notice to the Trustee, may on behalf of the Holders of all the Notes of such series waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of
SECTION 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05. CONTROL BY MAJORITY. With respect to the Notes of any series, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of that series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of that series not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes of that series.

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          SECTION 6.06. LIMITATION ON SUITS. A Holder of any Note of any series may not institute any proceeding, judicial or otherwise, with respect to this Indenture or that series of Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of that series;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes of that series shall have made a written request to the Trustee to pursue such remedy;

          (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the Trustee a direction that is inconsistent with the request.

          For purposes of SECTION 6.05 of this Indenture and this SECTION 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes of a particular series have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes of that series or otherwise under the law.

          A Holder may not use this Indenture to prejudice the rights of another Holder of Notes of the same series or to obtain a preference or priority over such other Holder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of principal, premium or interest of any Note specified in clause (a),
(b) or (c) of SECTION 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of that Note for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in such Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
SECTION 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for all amounts due under SECTION 7.07;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Issuer and the Company, may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.10.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of any series.

          SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined

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adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Issuer, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in SECTION 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN
                                     TRUSTEE

          SECTION 7.01. GENERAL. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

          SECTION 7.02. CERTAIN RIGHTS OF TRUSTEE. Subject to TIA Sections 315(a) through (d):

          (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to SECTION 11.04. The Trustee

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     shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, of Notes of any series unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

          (vi) whenever in the administration of this Indenture the Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Issuer personally or by agent or attorney;

          (viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

          (x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

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          (xi)    the Trustee may request that the Company or the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or the Issuer or their respective Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Issuer's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

          SECTION 7.05. NOTICE OF DEFAULT. If any Default or any Event of Default with respect to the Notes of any series occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder of Notes of that series in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 60 days after it occurs, unless such Default or Event of Default has been cured; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes of such series.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each June 30, beginning with June 30, 2005, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such June 30, if required by TIA Section 313(a).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company or the Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. Each Obligor shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. Each Obligor shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

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          Each Obligor shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, the Issuer, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the acceptance, exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify each Obligor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify each Obligor shall not relieve each Obligor of its obligations hereunder, unless each Obligor is materially prejudiced thereby. Each Obligor shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and each Obligor shall pay the reasonable fees and expenses of such counsel. Each Obligor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Each Obligor need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure each Obligor's payment obligations in this SECTION 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of SECTION 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          The provisions of this SECTION 7.07 shall survive the termination of this Indenture.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this SECTION 7.08.

          The Trustee may resign at any time with respect to the Notes of one or more series by so notifying the Company and the Issuer in writing and the Issuer at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes of such series may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Issuer. The Issuer may remove the Trustee if:
(i) the Trustee is no longer eligible under SECTION 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes of one or more series the Issuer shall promptly appoint a successor Trustee (it being understood that any such successor Trustee may be appointed with

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respect to the Notes of one or more or all of such series and at any time there shall be only one Trustee with respect to the Notes of any particular series). Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes of those series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this SECTION 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes of those series may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after the delivery of such written acceptance, subject to the lien provided in SECTION 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee with respect to the Notes of one or more series shall mail notice of its succession to each Holder of those series. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          If the Trustee with respect to the Notes of any series is no longer eligible under SECTION 7.10 or shall fail to comply with TIA Section 310(b), any Holder of Notes of such series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section with respect to the Notes of such series.

          The Issuer shall give notice of any resignation and any removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee pursuant to this SECTION 7.08, the Issuer's obligation under SECTION 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

          SECTION 7.10. ELIGIBILITY. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of

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condition that is subject to the requirements of applicable federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

          SECTION 7.11. MONEY HELD IN TRUST. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

          SECTION 8.01. TERMINATION OF ISSUER'S OBLIGATIONS. Except as otherwise provided in this SECTION 8.01, the Issuer may terminate its obligations under the Notes of any series if:

          (i) all Notes of such series previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes of such series that are paid pursuant to SECTION 4.01 or the Notes of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in SECTION 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

          (ii) (A) the Notes of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound and (E) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (i), the Issuer's obligations under SECTION 7.07 shall survive with respect to such Notes. With respect to the foregoing clause (ii), the Issuer's obligations in SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06
with respect to such Notes shall survive until such Notes are no

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longer outstanding. Thereafter, only the Issuer's obligations with respect to such Notes in SECTIONS 7.07, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes of such series and this Indenture with respect to such Notes except for those surviving obligations specified above.

          SECTION 8.02. DEFEASANCE AND DISCHARGE OF INDENTURE. The Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of Notes of any series after the date of the deposit referred to in clause (A) of this SECTION 8.02, and the provisions of this Indenture will no longer be in effect with respect to such Notes, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same if:

          (A) with reference to this SECTION 8.02, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of SECTION 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (B) the Issuer has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this SECTION 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and following the deposit (except, with respect to any trust funds for the account of any Holder of Notes of such series who may be deemed

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     to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company or the Issuer under either such statute, and either (I) the trust funds will no longer remain the property of the Company or the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company or the Issuer, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders of Notes of such series, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of
     Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders of Notes of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (C) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

          (D) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this SECTION 8.02 have been complied with.

          Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(2) of this SECTION 8.02, none of the Issuer's obligations under this Indenture with respect to the Notes of such series shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this SECTION 8.02, the Issuer's obligations in SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 8.04, 8.05,
8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder with respect to the Notes of such series shall survive until the Notes of such series are no longer outstanding. Thereafter, only the Issuer's obligations in SECTIONS 7.07, 8.04, 8.05 and 8.06 with respect to the Notes of such series shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this SECTION
8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Issuer's obligations under SECTION 4.01, then the Issuer's obligations under such SECTION 4.01 with respect to the Notes of such series shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this SECTION 8.02.

          After any such irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the Company's and the Issuer's obligations under the

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Notes of such series and this Indenture with respect to the Notes of such series except for those surviving obligations in the immediately preceding paragraph.

          SECTION 8.03. DEFEASANCE OF CERTAIN OBLIGATIONS. Each Obligor may omit to comply with any term, provision or condition set forth in clauses (3) and (4) of the first paragraph of SECTION 5.01 and SECTIONS 4.03 through 4.11, and clause (c) of SECTION 6.01 with respect to clauses (3) and (4) of SECTION 5.01, clause (d) of SECTION 6.01 with respect to SECTIONS 4.03 through 4.11 and clauses (e) and (f) of SECTION 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes of any series if:

          (i) with reference to this SECTION 8.03, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of SECTION 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes of such series, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes of such series, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes of such series on the Stated Maturity of such principal or interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes of such series;

          (ii) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder of Notes of such series who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company or the Issuer under either such statute, and either (1) the trust funds will no longer remain the property of the Company or the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company or the Issuer, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders of Notes of such series, a

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

     valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders of Notes of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders of Notes of such series, has a valid first-priority security interest in the trust funds;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (iv) if the Notes of such series are then listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that such Notes will not be delisted as a result of such deposit, defeasance and discharge; and

          (v) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this SECTION 8.03 have been complied with.

          SECTION 8.04. APPLICATION OF TRUST MONEY. Subject to SECTION 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to SECTION 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes of the relevant series and this Indenture to the payment of principal of, premium, if any, and interest on such Notes; but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Article or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

          SECTION 8.05. REPAYMENT TO ISSUER. Subject to SECTIONS 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; PROVIDED that the Trustee or Paying Agent

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before being required to make any payment may cause to be published at the expense of the Issuer once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations with respect to any series of Notes in accordance with SECTION 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Obligor's obligations under this Indenture with respect to such series of Notes and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with SECTION 8.01, 8.02 or 8.03, as the case may be; PROVIDED that, if the Issuer or the Company has made any payment of principal of, premium, if any, or interest on any Notes of such series because of the reinstatement of its obligations, the Issuer or the Company, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Issuer, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution delivered to the Trustee, adversely affect the interests of the Holders in any material respect;

          (2)     to comply with Article Five;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

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

          (6) to add one or more Subsidiary Guarantees on the terms required by this Indenture;

          (7) to establish the form or terms of Notes of any series as permitted by SECTION 2.03; or

          (8) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution delivered to the Trustee, does not materially and adversely affect the rights of any Holder.

          SECTION 9.02. WITH CONSENT OF HOLDERS. Subject to SECTIONS 6.04 and
6.07 and without prior notice to the Holders, the Issuer, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding affected by such amendment, and the Holders of a majority in aggregate principal amount of the Notes then outstanding affected by written notice to the Trustee may waive future compliance by the Issuer with any provision of this Indenture or the Notes.

          Notwithstanding the provisions of this SECTION 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to SECTION 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) reduce the principal amount of, premium, if any, or interest on any Note;

          (iii) change any place or currency of payment of principal of, premium, if any, or interest on, any Note;

          (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

          (v) reduce the percentage in aggregate principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

          (vi) waive a default in the payment of principal of, premium, if any, or interest on, any Note; or

          (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

          Any amendment or waiver which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or

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more particular series of Notes, or which modifies the rights of Holders of
Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

          It shall not be necessary for the consent of the Holders under this
SECTION 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this SECTION 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will mail supplemental indentures to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 9.03. REVOCATION AND EFFECT OF CONSENT. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
SECTION 9.02. In case of an amendment or waiver of the type described in the second paragraph of SECTION 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

          SECTION 9.04. NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Issuer's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate

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notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.05. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Issuer. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN
                                    GUARANTEE

          SECTION 10.01. PARENT GUARANTEE. Subject to the provisions of this Article Ten, the Company hereby unconditionally guarantees to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, interest (including Additional Interest, if any) on and Additional Amounts, if any, in respect of each Note, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms of such Notes and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. The Company hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Article Ten will not be discharged as to any such Note except by payment in full of this principal thereof and interest thereon and as provided in SECTIONS 8.01 and 8.02. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Article Ten. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purpose of this Article Ten.

          Prior to the repayment in full of all obligations under the Notes, the Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Company's obligations under this Indenture, including, without limitation, any right of

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subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. The Company acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

          The Guarantee set forth in this SECTION 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee. The guarantee given by the Company to the Holders and the Trustee pursuant to this SECTION 10.01 is, for purposes of this Article, hereinafter referred to as the "PARENT GUARANTEE".

          SECTION 10.02. LIMITATION ON COMPANY LIABILITY. The Company, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all parties that the Parent Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Parent Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Company hereby irrevocably agree that the obligations of the Company under the Parent Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Company that are relevant under such laws, result in the obligations of the Company under the Parent Guarantee to not constitute a fraudulent transfer or conveyance.

          SECTION 10.03. NOTICE TO TRUSTEE. The Issuer or the Company shall give prompt written notice to the Trustee of any fact known to the Issuer or the Company which would prohibit the making of any payment to or by the Trustee in respect of the Parent Guarantee pursuant to the provisions of this Article Ten.

          SECTION 10.04. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.05. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in the Indenture.

          SECTION 10.06. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION. Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company from

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making payments of principal of, premium, if any, interest (including Additional
Interest, if any) on or Additional Amounts, if any, in respect of the Notes, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

          SECTION 10.07. RELEASE OF COMPANY. The Parent Guarantee of the Company will be automatically released and discharged upon the merger of the Company with, or consolidation of the Company into, the Issuer.

          The Trustee shall execute any documents reasonably requested by either the Issuer or the Company in order to evidence the release of the Company from its obligations under the Parent Guarantee under this Article Ten.

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

          SECTION 11.01. TRUST INDENTURE ACT OF 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 11.02. NOTICES. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

          if to the Issuer or the Company:

          Stone Container Corporation
          150 North Michigan Avenue
          Chicago, Illinois 60601
          Attention: Chief Financial Officer

          Fax: (312) 580-4625

          if to the Trustee:

          BNY Midwest Trust Company
          2 North Lasalle Street, Suite 1020
          Chicago, Illinois 60602
          Attention: Vice President

          Fax: (312) 827-8542

          The Issuer, the Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this SECTION 11.02, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.03. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of the opining counsel, all such conditions precedent have been complied with, PROVIDED that no such opinion shall be required in connection with any initial issuance of any series of Notes.

          SECTION 11.04. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

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          (i)     a statement that each person signing such certificate or
     opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 11.05. RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.06. PAYMENT DATE OTHER THAN A BUSINESS DAY. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

          SECTION 11.07. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The Trustee, the Company, the Issuer and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

          SECTION 11.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Issuer or any other Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.09. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest (including Additional Interest, if any) on or Additional Amounts in respect of any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Issuer, the Company or any successor Person, either directly or through the Issuer, the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

          SECTION 11.10. SUCCESSORS. All agreements of the Issuer and the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 11.11. COUNTERPARTS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 11.12. SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                            [signature page follows]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                      STONE CONTAINER FINANCE COMPANY OF
                                      CANADA II, as Issuer


                                      By: /s/ Jeffrey S. Beyersdorfer
                                         -------------------------------
                                      Name: JEFFREY S. BEYERSDORFER
                                      Title: VICE PRESIDENT AND TREASURER


                                      STONE CONTAINER CORPORATION,
                                        as Guarantor


                                      By: /s/ Jeffrey S. Beyersdorfer
                                         ------------------------------
                                      Name:  JEFFREY S. BEYERSDORFER
                                      Title: VICE PRESIDENT AND TREASURER


                                      BNY MIDWEST TRUST COMPANY,
                                        as Trustee

                                      By: /s/ J. Bartolini
                                         ------------------------------
                                      Name: J. Bartolini
                                      Title: Vice President

                                                                       EXHIBIT A

                   (Trustee's Certificate of Authentication)

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date:  [________, ____]

                                  BNY MIDWEST TRUST COMPANY,
                                    as Trustee

                                  By:
                                      -------------------------------------
                                       Authorized Signatory

                                                                       EXHIBIT B

                               FORM OF CERTIFICATE

                                                                     _______,___

BNY Midwest Trust Company
2 North Lasalle Street
Suite 1020
Chicago, Illinois 60602

Attention: Corporate Trust Administration

         Re: Stone Container Finance Company of Canada II (the "Issuer")
                   7 3/8% SENIOR NOTES DUE 2014 (THE "NOTES")

Dear Sirs:

     This letter relates to U.S. $_______ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of July 20, 2004 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You, the Issuer and Stone Container Corporation, as guarantor, are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                  Very truly yours,
                                  [Name of Holder]


                                  By:
                                     ------------------------------------
                                      Authorized Signature

                                                                       EXHIBIT C

                            [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

__________________________________________________________
Please print or typewrite name and address including zip code of assignee

__________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      UNLEGENDED OFFSHORE GLOBAL NOTES AND
                       UNLEGENDED OFFSHORE PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that:

                                   [CHECK ONE]

/ / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       OR

/ / (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     ----------------------

                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------

                                 NOTICE:  To be executed by an executive officer

                                                                       EXHIBIT D
                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S

                                                                    ______,_____

BNY Midwest Trust Company
2 North Lasalle Street
Suite 1020
Chicago, Illinois 60602

Attention: Corporate Trust Administration

         Re: Stone Container Finance Company of Canada II (the "Issuer")
                   7 3/8% Senior Notes due 2014 (the "Notes")

Dear Sirs:

     In connection with our proposed sale of U.S.$________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

     (1)  the offer of the Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You, the Issuer and Stone Container Corporation, as guarantor, are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                          -------------------------------------
                                              Authorized Signature

                                       D-1